CONSULTING & DISTRIBUTION AGREEMENT
WITH INTELAKARE MARKETING, INC.
a Delaware Corporation

Consulting &Compensation Agreement

Amendment:  Article One. Obligations of the Parties, Section 1.4, specifically Item (2), solely.

This Amendment to the Consulting & Distribution Agreement (the "Amendment") is made and entered into by and between SUCCESS EXPLORATION RESOURCES, INC. a publicly held Nevada corporation (the "Client") and INTELAKARE MARKETING, INC. a publicly held Delaware  corporation (the "Consultant")  respectively; the  Client  and  Consultant  being hereinafter  collectively  referred  to as  the "Parties" and generically as a "Party" and shall amend Article One. Obligations of the Parties, Section 1.4, specifically Item (2) of the Consulting & Distribution Agreement entered into on September 4, 2013.

PREAMBLE:

WHEREAS, Client and Consultant entered into one Consulting & Distribution Agreement on September 4, 2013; and

WHEREAS, the Client and Consultant desire to amend Article One. Obligations of the Parties, Section 1.4, specifically Item (2), solely; and

WHEREAS, all other provisions of the Consulting & Distribution Agreement remain in-force and effective.

NOW, THEREFORE, as Client and Consultant hereby agree to amend Article One. Obligations of the Parties, Section 1.4, specifically Item (2), solely, to read the following:

ARTICLE ONE

OBLIGATIONS OF THE PARTIES

1.4, (2)  The Client shall, upon the execution of this Agreement, and following, on the 1st and 15th of each month thereafter, Consultant the sum of Five Thousand Dollars ($5,000.00), totaling Ten Thousand Dollars ($10,000) monthly, subject to Article Two.

EXECUTED THIS __15__ day of October, 2013.

Success Exploration & Resources, Inc.                                                   IntelaKare Marketing Inc.

By:/s/ Matthew H. Sage

          By:/s/ Raymond  Talarico
 Matthew H. Sage, President                                                                      Raymond Talarico, President

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